Exhibit 10.12

FORBEARANCE AGREEMENT

       FORBEARANCE AGREEMENT (this “Agreement”), dated as of April 11, 2009, by and between Envision Solar International, Inc., a California corporation (“Borrower”), Envision Solar Construction, Inc., a California corporation, Envision Solar Residential, Inc., a California corporation, and Envision Africa, LLC, a Delaware limited liability company, (collectively, “the Envision Guarantors” or “Guarantors”), and Gemini Master Fund, Ltd. (“Lender”).

W I T N E S S E T H

WHEREAS, Lender, Borrower and the Envision Guarantors have entered into Financing Agreements (as defined below) pursuant to which Lender has made loans to Borrower, including, without limitation, a Secured Bridge Note, dated, November 12, 2008, in the principal amount of $591,770.83 (the “Bridge Note”) and

WHEREAS, Borrower anticipates defaulting on the Bridge Note and has requested that Lender forbear from exercising its rights as a result of such events of default and Lender is willing to agree to forbear from exercising its rights and remedies on the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

SECTION 1.	DEFINITIONS.

1.1 Additional Definitions.  As used herein, the following terms shall have the respective meanings given to them below:

(a)  “Collateral Agent” shall mean Gemini Strategies, LLC.

(b)  “Financing Agreements” shall mean all agreements, documents and instruments at any time executed and/or delivered in connection with or related to the Bridge Note, including, without limitation, the Securities Purchase Agreement, Security Agreement, and Subsidiary Guarantee, as the same now exist and as has been and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(c) “Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

(d) “Obligations” shall mean the Bridge Note, including Borrower’s obligations to pay all amounts payable thereunder, including, without limitation, principal, interest, the Mandatory Default Amount (as defined in the Bridge Note), fees, costs, expenses and other charges, and any amendments, modifications, supplements, extensions, renewals, restatements or replacements thereof.

(e)  “Security Agreement” shall mean the Security Agreement, dated as of November 12, 2008, by and between Borrower, the Lender, the Collateral Agent, and the Guarantors.

(f)  “Termination Date” shall have the meaning given to such term in Section 3.2 hereof.

SECTION 2.	ACKNOWLEDGMENT.

2.1 Acknowledgment of Obligations.  Borrower and the Envision Guarantors hereby acknowledge, confirm and agree that as of the close of business on April 12, 2009, Borrower is indebted to Lender in respect of the Bridge Note in the amount of $591,770.83 (the “Note Amount”).  The Note Amount,is unconditionally owing by Borrower to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever.

2.2 Acknowledgment of Security Interests.  Borrower and the Envision Guarantors hereby acknowledge, confirm and agree that Lender has and shall continue to have valid, enforceable and perfected Liens upon and security interests in the assets and properties of Borrower and the Envision Guarantors heretofore granted to Lender pursuant to, and having first priority as set forth in, the Financing Agreements executed prior to the date of this Agreement.

2.3 Acknowledgment of Patent and Trademark Assignments.  Borrower and the Envision Guarantors hereby acknowledge, confirm and agree that Lender has and shall continue to have valid and enforceable assignments of the patents, trademarks and other intellectual property and other assets assigned by Borrower and the Envision Guarantors, including without limitation those listed on the annexes to the Security Agreement

2.4 Binding Effect of Documents.  Borrower and the Envision Guarantors hereby acknowledge, confirm and agree that: (a) each of the Financing Agreements to which it is a party has been duly executed and delivered to Lender by Borrower or the Envision Guarantors and each is in full force and effect as of the date hereof, (b) the agreements and obligations of Borrower, or the Envision Guarantors contained in such documents and this Agreement constitute the legal, valid and binding obligations of Borrower and the Envision Guarantors, enforceable against it in accordance with their respective terms (subject to bankruptcy, insolvency, creditors rights and general equitable principles), and Borrower, and the Envision Guarantors have no valid defense to the enforcement of such obligations, and (c) Lender is entitled to the rights, remedies and benefits provided for in the Financing Agreements.

SECTION 3.	FORBEARANCE AND CHANGE OF MATERIAL TERMS OF THE BRIDGE NOTE.

3.1 Forbearance.

(a) Subject to the terms and conditions of this Agreement, including but not limited to Lender’s receipt of a payment of all remaining amounts outstanding, including interest, fees and expenses and any other amounts owed to the Lender from or on behalf of the Borrower on or before December 31, 2009, Lender agrees to forbear from exercising its rights and remedies under the Financing Agreements, applicable law or otherwise until the earliest to occur of (a) December 31, 2009, (b) the third day following any Fundamental Transaction (as defined in the Bridge Note), and (c) Borrower’s breach of any of the terms and provisions of this Agreement or any Event of Default under and as defined in the Bridge Note (other than pursuant to Section 6(a)(i) thereof) (the “Termination Date”).

(b) Upon the Termination Date, the agreement of Lender to forbear shall automatically and without further action or notice terminate and be of no force and effect, it being understood and agreed that the effect of such termination will be to permit Lender to exercise such rights and remedies immediately, including, but not limited to the foreclosure of all collateral as described in the Financing Agreements; in each case without any further notice, passage of time or forbearance of any kind.

(c) Borrower agrees that all of the Obligations under the Bridge Note shall, if not sooner paid, be absolutely and unconditionally due and payable in full in cash or other immediately available funds by Borrower to Lender on the Termination Date.  No termination of any of the Financing Agreements or any provisions thereof shall relieve or discharge Borrower, or the Envision Guarantors, of their duties, covenants and obligations under the Financing Agreements and this Agreement until all Obligations have been finally paid in full in cash or other immediately available funds.

(d)   If after the date hereof the Company and/or its Subsidiaries in one or more transactions issues any debt or equity securities or otherwise obtains a loan for borrowed money in connection with any capital raising transaction (“Capital Raising Transaction”) in excess of $500,000 in the aggregate for all such transactions, the Company shall repay a portion of the outstanding principal amount, and accrued interest thereon, hereunder at least equal to 25% of the gross proceeds (net of broker’s commissions) received by the Company or such Subsidiary in such transaction(s).  Each such repayment shall be made with one (1) Business Day following the date of receipt by the Company of such proceeds.

(e)  Beginning on April 12, 2009, the Note Amount (together with any capitalized interest thereon pursuant to the terms hereof) owed by Borrower to Lender shall bear interest at a rate of 15% per year.  Such interest shall be payable monthly in arrears beginning on the first business day of each calendar month commencing the first calendar month after which the Borrower raises $100,000 in the aggregate (net of brokers’ commissions) for all Capital Raising Transactions.  Any amounts of accrued interest not paid on the first business day for any calendar month after April 12, 2009 shall be compounded and added to the principal amount then outstanding under the Bridge Note.

(f)  As additional consideration for the Lender agreeing to this Agreement, the Borrower shall issue 10,000 shares of common stock of the Borrower to the Lender.  Such shares of common stock shall be duly and validly issued, fully paid and nonassessable, and free and clear of all Liens and shall be delivered to the Lender within 5 business days after the signing of this Agreement.

3.2 No Other Waivers; Reservation of Rights.

(a) Lender has not waived, is not by this Agreement waiving any events of default which may be continuing on the date hereof or any events of default which may occur after the date hereof, and except as expressly set forth in Section 3.1(a) hereof, Lender has not agreed to forbear with respect to any of its rights or remedies concerning any events of default, which may have occurred and are continuing as of the date hereof or which may occur after the date hereof.

SECTION 4.	RELEASE.

4.1 Release.

(a) In consideration of the agreements of Lender contained herein and the making of the Bridge Note and other financial accommodations by Lender to Borrower pursuant to the Financing Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and the Envision Guarantors on behalf of themselves and their respective successors and assigns, hereby, jointly and severally, absolutely, unconditionally and irrevocably release, remise and forever discharge Lender and the Collateral Agent, their successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, managers, members, partners, attorneys, employees, agents and other representatives (Lender, Collateral Agent and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from any and all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages, claims, counterclaims, defenses, rights of set-off, demands, obligations and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower or Envision Guarantors or any of their respective successors or assigns, as the case may be, may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement for or on account of, or in relation to, or in any way in connection with any of the Financing Agreements.

(b) Each of Borrower and the Envision Guarantors understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each of Borrower and the Envision Guarantors agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

4.2 Covenant Not to Sue.  Borrower and Envision Guarantors, on behalf of themselves and their respective successors and assigns, hereby jointly and severally, absolutely, unconditionally and irrevocably, covenant and agree with each Releasee that they will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower and Guarantors pursuant to Section 4.1 above.  If Borrower or Guarantors violate the foregoing covenant, Borrower or Guarantors, as applicable, agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all  fees and costs incurred by any Releasee as a result of such violation (including reasonable attorney’s fees).

SECTION 5.	REPRESENTATIONS AND WARRANTIES.

Borrower hereby represents, warrants and covenants with and to Lender as follows:

5.1 Binding Effect of Documents.  This Agreement and the other Financing Agreements have been duly executed and delivered to Lender by Borrower and the Envision Guarantors and are in full force and effect.  The agreements and obligations of Borrower contained in the Financing Agreements constitute legal, valid and binding obligations of Borrower, enforceable by Lender against Borrower in accordance with their respective terms, except to the extent that a court of competent jurisdiction refuses to enforce such agreements due to bankruptcy, insolvency, creditors rights, general equitable principles or otherwise.

5.2 No Conflict, Etc.  The execution, delivery and performance of this Agreement by Borrower and the Envision Guarantors, does not and will not violate any agreement, instrument or undertaking to which they are a party or by which they are bound, and do not and will not result in, or require, the creation or imposition of any Lien on any of their properties or revenues.

5.3 Additional Events of Default.  The parties hereto acknowledge, confirm and agree that the failure of Borrower or the Envision Guarantors to comply with the covenants, conditions and agreements contained herein or in any other agreement, document or instrument at any time executed and/or delivered by Borrower with, to or in favor of Lender shall constitute an event of default under the Financing Agreements.

5.4 Subsidiaries.  The Company has no direct or indirect subsidiaries other than the Envision Guarantors

5.5 IP.  The Company and its Subsidiaries do not have any trademarks or patents (or filings or applications therefor) except as set forth in the Security Agreement.

SECTION 6.	CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT.

The terms and provisions of Section 3.1 of this Agreement shall only be effective upon the satisfaction of Lender that it has received, in form and substance satisfactory to Lender, an original of this Agreement, duly authorized, executed and delivered by Borrower and the Envision Guarantors and the shares of common stock provided for in Section 3.1(f).

SECTION 7.	PROVISIONS OF GENERAL APPLICATION.

7.1 Effect of this Agreement.  Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent of conflict between the terms of this Agreement and the Financing Agreements, the terms of this Agreement shall control.  The Financing Agreements and this Agreement shall be read and construed as one agreement.

7.2 Costs and Expenses.  The Borrower, the Envision Guarantors and the Lender each absolutely and unconditionally agree to pay all of their own expenses,  including all fees and disbursements of any counsel in connection with the preparation, negotiation, execution or delivery of this Agreement and any agreements delivered in connection with the transactions contemplated hereby or any of its directors, officers, members, managers, partners, employees, agents or other representatives as a consequence of or in any way in connection with the preparation, negotiation, execution or delivery of this Agreement and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby.

7.3 Further Assurances.  The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Agreement.

7.4 Merger.  This Agreement and the documents executed in connection herewith represent the entire expression of the agreement of Borrower, the Envision Guarantors and Lender regarding the matters set forth herein.  No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made, except by a written agreement signed by Borrower, the Envision Guarantors and Lender, except for any extension of the Termination Date which shall only require execution by Lender.

7.5 Governing Law.  The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of California without regard to principle of conflicts of laws, but excluding any rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of California.

7.6 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns, as the case may be.

7.7 Survival of Representations and Warranties.  All representations and warranties made in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

7.8 Severability.  Any determination that any provision of this Agreement or any application thereof is invalid, illegal or unenforceable in any respect in any instance shall not affect the validity, legality or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provision of this Agreement.

7.9 Reviewed by Attorneys.  Borrower and the Envision Guarantors represent and warrant that they (a) understand fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) have been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement and all documents executed in connection herewith with, such attorneys and other persons as Borrower may wish, and (c) have entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any person.  The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

7.10 Mutual Waiver of Right of Jury Trial.  BORROWER, ENVISION GUARANTORS, AND LENDER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO:  (A) THIS AGREEMENT, OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS REFERRED TO HEREIN; (B) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN THEM; OR (C) ANY CONDUCT, ACTS OR OMISSIONS OF LENDER, ENVISION GUARANTORS OR BORROWER OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, MANAGERS, MEMBERS, PARTNERS, EMPLOYEES, AGENTS, ATTORNEYS OR AFFILIATES; IN EACH OF THE FOREGOING CASES, WHETHER IN CONTRACT OR TORT OR OTHERWISE.

7.11 Counterparts.  This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  Delivery of an executed counterpart of this Agreement by telefacsimile or .pdf shall have the same force and effect as delivery of an original executed counterpart of this Agreement.

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IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

LENDER:

GEMINI MASTER FUND, LTD.

By:	GEMINI STRATEGIES, LLC, as investment manager

By:	/s/ Steven Winters

Title: President

BORROWER:

ENVISION SOLAR INTERNATIONAL, INC.

By: /s/ Robert Noble

Title: CEO

ENVISION GUARANTORS:

ENVISION SOLAR CONSTRUCTION, INC.,

By: /s/ Robert Noble

Title: CEO

ENVISION SOLAR RESIDENTIAL, INC.

By: /s/ Robert Noble

Title: CEO

ENVISION AFRICA, LLC

By: /s/ Robert Noble

Title: CEO